    As filed with the Securities and Exchange Commission on _______________.
                                                             Registration No.___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          AMERICAN PACIFIC CORPORATION

             (Exact name of Registrant as specified in its charter)

                    Delaware                          59-6490478
        (State or other jurisdiction of            (I.R.S. Employer
         incorporation or Organization)           Identification No.)

                           3770 Howard Hughes Parkway
                                    Suite 300
                             Las Vegas, Nevada 89109
   (Address, including zip code, of Registrant's principal executive offices)

                    American Pacific Corporation 401(k) Plan
                            (Full title of the Plan)

                                  David N. Keys
                            Executive Vice President
                          American Pacific Corporation
                           3770 Howard Hughes Parkway
                                    Suite 300
                             Las Vegas, Nevada 89109
                                 (702) 735-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                           Victor M. Rosenzweig, Esq.
                  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
  Title of each class of                       Proposed maximum     Proposed maximum
     Securities to be        Amount to be       offering price         aggregate              Amount of
         registered           registered           per share         offering price       registration fee
-------------------------------------------------------------------------------------------------------------
Participation Interests         (1)                  (2)                  (2)                    (3)
=============================================================================================================

(1)  Pursuant to Rule 416(c) under the Securities  Act of 1933, as amended,  the registration  statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the American Pacific Corporation 401(k) Plan
     (the "Plan").
(2)  Not applicable.
(3)  Pursuant to Rule 457(h)(3) under the Securities Act of 1933, as amended, no registration fee is required to be paid.

                                EXPLANATORY NOTE

            American  Pacific  Corporation  (the  "Company")  has prepared  this
Registration Statement in accordance with the requirements of Form S-8 under the
Securities  Act of 1933,  as amended  (the  "Securities  Act"),  to  register an indeterminate number of participation interests in the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The  Company  will  provide  documents  containing  the  information specified in Part I of Form S-8 to participating  employees as specified by Rule
428(b)(1)  under the Securities Act.  Pursuant to the  instructions to Form S-8, the  Company  is not  required  to file these  documents  either as part of this
Registration  Statement or as prospectuses or prospectus supplements pursuant to
Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Securities and
Exchange  Commission (the "Commission") are incorporated herein by reference and made a part hereof:

            (1) The  Company's  Annual  Report on Form 10-K for the fiscal  year ended September 30, 2002;

            (2) The Company's Quarterly Report on Form 10-Q for the period ended
December 31, 2002;

            (3) The Company's Quarterly Report on Form 10-Q for the period ended
March 31, 2003;

            (4) The Company's Quarterly Report on Form 10-Q for the period ended
June 30, 2003;

            (5) The Company's  Current  Report on Form 8-K filed on December 13,
2002;

            (6) The Company's Current Report on Form 8-K filed on May 7, 2003;

            (7) The  Company's  Current  Report  on Form 8-K  filed on August 1,
2003; and

            (8) The Annual  Report on Form 11-K  filed by the Plan  concurrently with this Registration Statement.

            All reports and other  documents  subsequently  filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), prior to the filing of a post-effective  amendment which  indicates  that all  securities  offered  hereby  have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference  herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            As permitted by the Delaware General  Corporation Law ("DGCL"),  the
Company's  Certificate  of  Incorporation,   as  amended,  limits  the  personal
liability  of a director  or officer to the  Company  for  monetary  damages for breach of fiduciary duty of care as a director.  Liability is not eliminated for
(i)  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  acts  or  omissions  not in good  faith  or  which  involve intentional  misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions  pursuant to Section 174 of the DGCL, or (iv) any  transaction  from which the director  derived an improper  personal benefit.

            The Company has also entered into  indemnification  agreements  with each of its directors. The indemnification agreements provide that the directors will be indemnified  to the fullest  extent  permitted by applicable law against
all  expenses  (including  attorneys'  fees),   judgments,   fines  and  amounts
reasonably paid or incurred by them for settlement in any threatened, pending or completed  action,  suit or  proceeding,  including any  derivative  action,  on account of their services as a director of the Company. No indemnification  will be provided under the  indemnification  agreements,  however, to any director in certain limited circumstances, including with respect to expenses or liabilities paid by insurance or arising from  purchases or sales of securities in violation of Section  16(b) of the  Exchange  Act.  To the extent  the  provisions  of the indemnification  agreements exceed the  indemnification  permitted by applicable law, such  provision may be  unenforceable  or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to pubic policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.  EXHIBITS

            *4.1  -     The American Pacific Corporation 401(k) Plan (the "Plan").

            *4.2  -     Adoption Agreement.

            *4.3  -     EGTRRA Amendment to the Plan.

            *5.1  -     Opinion of Olshan  Grundman  Frome  Rosenzweig & Wolosky
                        LLP.

            *5.2 -      A favorable  determination  letter  dated August 7, 2001
                        from  the  Internal  Revenue  Service  that  the Plan is
                        qualified  under Section 401(a) of the Internal  Revenue
                        Code.

            *23.1 -     Consent of Deloitte & Touche LLP, independent auditors.

            *23.2 -     Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky
                        LLP (included in its opinion filed as Exhibit 5.1).

            *24 -       Powers of Attorney  (included on signature  page to this
                        Registration Statement).

-------------------
*   Filed herewith.

ITEM 9.  UNDERTAKINGS

            A. The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration  Statement (or the most recent post-effective  amendment thereof) which,  individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution  not previously  disclosed in the  Registration
            Statement  or  any  material  change  to  such  information  in  the
            Registration Statement;

            provided,  however,  that paragraphs (i) and (ii) above do not apply if the  information  required  to be  included  in a  post-effective amendment by those paragraphs is contained in periodic reports filed by the  registrant  pursuant to Section 13 or 15(d) of the  Exchange
            Act  that  are   incorporated  by  reference  in  the   Registration
            Statement;

            (2) That,  for the purpose of  determining  any liability  under the
Securities Act, each such  post-effective  amendment shall be deemed to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3)  To  remove  from  registration  by  means  of a  post-effective amendment  any of the  securities  being  registered  that remain  unsold at the termination of the offering.

            B.   The undersigned registrant hereby undertakes that, for purposes of determining  any liability  under the  Securities  Act, each filing of the  registrant's  annual report  pursuant to Section
                 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee  benefit plan's annual report pursuant to
                 Section  15(d) of the  Exchange  Act) that is  incorporated  by reference in this Registration  Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C.   Insofar as  indemnification  for liabilities  arising under the
                 Securities  Act may be  permitted  to  directors,  officers and controlling persons of the registrant pursuant to the foregoing provisions,  or otherwise, the registrant has been advised that in  the  opinion  of the  Commission  such  indemnification  is against  public policy as expressed in the  Securities  Act and is,  therefore,  unenforceable.  In the event  that a claim for
                 indemnification   against  such  liabilities  (other  than  the
                 payment by the  registrant  of  expenses  incurred or paid by a director,  officer or  controlling  person of the registrant in the  successful  defense of any action,  suit or proceeding) is asserted by such  director,  officer or  controlling  person in connection with the securities being registered, the registrant will,  unless in the opinion of its counsel the matter has been settled  by a  controlling  precedent,  submit  to a  court  of
                 appropriate    jurisdiction    the   question    whether   such
                 indemnification  by it is against public policy as expressed in
                 the   Securities   Act  and  will  be  governed  by  the  final
                 adjudication of such issue.

                                   SIGNATURES

            Pursuant to the  requirements  of the Securities Act, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Las Vegas, State of Nevada on September 12, 2003.

                                       AMERICAN PACIFIC CORPORATION

                                       By: /s/ John R. Gibson
                                           -------------------------------------
                                           John R. Gibson
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes and appoints each of John R. Gibson and David N. Keys his true and lawful  attorney-in-fact and agent, with full power of substitution and resubstitution,  for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same,  with all exhibits  thereto,  and other  documents in  connection therewith,  with the Commission,  granting unto said attorney-in-fact and agent, full  power  and  authority  to do and  perform  each and  every  act and  thing requisite  or necessary  to be done in and about the  premises,  as fully to all intents and purposes as he or she might or could do in person,  hereby ratifying and  confirming  all  that  said  attorney-in-fact  and  agent,  or  his  or her substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant  to  the   requirements   of  the   Securities   Act,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

Signature                                 Title                                        Date
---------                                 -----                                        ----

/s/ John R. Gibson                        President, Chief Executive Officer           September 12, 2003
------------------------------------      (Principal Executive Officer) and
John R. Gibson                            Chairman of the Board

/s/ David N. Keys                         Executive Vice President, Chief              September 12, 2003
------------------------------------      Financial Officer (Principal Financial
David N. Keys                             and Accounting Officer), Treasurer,
                                          Secretary and Director

/s/ Fred D. Gibson, Jr.                   Director                                     September 12, 2003
------------------------------------
Fred D. Gibson, Jr.

/s/ Jan H. Loeb                           Director                                     September 12, 2003
------------------------------------
Jan H. Loeb

/s/ Berlyn D. Miller                      Director                                     September 12, 2003
------------------------------------
Berlyn D. Miller

/s/ Norval F. Pohl                        Director                                     September 12, 2003
------------------------------------
Norval F. Pohl

/s/ C. Keith Rooker                       Director                                     September 12, 2003
------------------------------------
C. Keith Rooker

                                          Director                                     September __, 2003
------------------------------------
Victor M. Rosenzweig

/s/ Dean M. Willard                       Director                                     September 12, 2003
------------------------------------
Dean M. Willard

/s/ Jane L. Williams                      Director                                     September 12, 2003
------------------------------------
Jane L. Williams